EXECUTION VERSION
AMENDMENT TO
TRANSFER AGENCY AND SERVICE AGREEMENT

This Amendment to Transfer Agency and Service Agreement (“Amendment”) is made as of the 22 day of December, 2022, by and between Global X Funds, a Delaware statutory trust (the “Trust”), on behalf of its series listed on Appendix A hereto (as such Appendix may be amended from time to time) (each a “Fund” and collectively, the “Funds”) having its principal office and place of business at 605 Third Avenue, 43rd Floor, New York, NY 10158, and THE BANK OF NEW YORK MELLON, a New York corporation authorized to do a banking business having its principal office and place of business at 240 Greenwich Street, New York, New York 10286 (the “Bank").

BACKGROUND:

A.The Bank and each Fund are parties to a Transfer Agency and Service Agreement made as of September 20, 2022, as amended to date (the “Agreement”) relating to the Bank’s provision of services to each Fund on behalf of each of its series.

B.The parties desire to amend the Agreement as set forth herein.

TERMS:

The parties hereby agree that:

1.Appendix A to the Agreement is hereby deleted in its entirety and replaced with Appendix A attached hereto.

2.Miscellaneous.

(a)Capitalized terms not defined in this Amendment shall have the same meanings as set forth in the Agreement. In the event of a conflict between the terms hereof and the Agreement, this Amendment shall control.

(b)As hereby amended and supplemented, the Agreement shall remain in full force and effect.

(c)The Agreement, as amended hereby, constitutes the complete understanding and agreement of the parties with respect to the subject matter thereof and supersedes all prior communications with respect thereto.

(d)    The parties expressly agree that this Amendment may be executed in one or more counterparts and expressly agree that such execution may occur by manual signature on a physically delivered copy of this Amendment, by a manual signature on a copy of this Amendment transmitted by facsimile transmission, by a manual signature on a copy of this Amendment transmitted as an imaged document attached to an email, or by "Electronic Signature", which is hereby defined to mean inserting an image, representation or symbol of a signature into an electronic copy of this Amendment by

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electronic, digital or other technological methods. Each counterpart executed in accordance with the foregoing shall be deemed an original, with all such counterparts together constituting one and the same instrument. The exchange of executed counterparts of this Amendment or of executed signature pages to counterparts of this Amendment, in either case by facsimile transmission or as an imaged document attached to an email transmission, shall constitute effective execution and delivery of this Amendment and may be used for all purposes in lieu of a manually executed and physically delivered copy of this Amendment.

(e)This Amendment shall be governed by the laws of the State of New York, without regard to its principles of conflicts of laws.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in their names and on their behalf by and through their duly authorized officers, as of the latest date set forth below. An authorized representative, if executing this Amendment by Electronic Signature, affirms authorization to execute this Amendment by Electronic Signature and that the Electronic Signature represents an intent to enter into this Amendment and an agreement with its terms.

GLOBAL X FUNDS, ON BEHALF OF THE FUNDS LISTED ON APPENDIX A	THE BANK OF NEW YORK MELLON

By: /s/ John Belanger	By: /s/ Nicole Fouron
Name: John Belanger	Name: Nicole Fournon
Date: 12.22.2022.	Title: Managing Director
Date: 12.22.2022.

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APPENDIX A

Funds

Global X Russell 2000 Covered Call & Growth ETF

Global X Financials Covered Call & Growth ETF

Global X Health Care Covered Call & Growth ETF

Global X Information Technology Covered Call & Growth ETF

Global X Emerging Markets ETF

Global X Emerging Markets Great Consumer ETF

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